Exhibit 21

                              LIST OF SUBSIDIARIES
                                       OF
                            CAPITAL ASSOCIATES, INC.

                                                                   Place of
Name                                                             Incorporation
----                                                            ----------------

Capital Associates International, Inc.                              Colorado

CAI Equipment Leasing I Corporation                                 Colorado

CAI Equipment Leasing II Corporation                                Colorado

CAI Equipment Leasing III Corporation                               Colorado

CAI Equipment Leasing IV Corporation                                Colorado

CAI Equipment Leasing V Corporation                                 Colorado

CAI Equipment Leasing VI Corporation                                Colorado

CAI Leasing Canada, Limited                                      Alberta, Canada

CAI Partners Management Company                                     Colorado

CAI Securities Corporation                                         California

CAI - UBK Equipment Corporation                                     Colorado

Capital Equipment Corporation                                       Colorado

Whitewood Credit Corporation                                        Colorado

CAI Lease Securitization-I Corporation                              Delaware

Capital Associates International de Mexico s. de R.L. de C.V.        Mexico

Capital Associates Technology Group, Inc.                             Utah

CAI-RBE Equipment Corp.                                             Colorado

Name Brand Computer Outlet                                          Colorado

CAI-ALJ Equipment Corp.                                             Colorado